As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-253462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brightcove Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-1579162
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

281 Summer Street

Boston, Massachusetts 02210

(888) 882-1880

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc DeBevoise

Chief Executive Officer

Brightcove Inc.

281 Summer Street

Boston, Massachusetts 02210

(888) 882-1880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Plotkin, Esq. Chief Legal Officer Brightcove Inc. 281 Summer Street Boston, Massachusetts 02210 (888) 882-1880	William J. Schnoor, Esq. Joseph C. Theis, Jr., Esq. Jared J. Fine, Esq. Aaron Berman, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of Brightcove Inc. (the “Company”) is being filed with the Securities and Exchange Commission (the “SEC”) to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements:

1.

Registration Statement on Form S-3ASR (File No. 333-253462), originally filed with the SEC on February 24, 2021, which became effective upon filing with the SEC pursuant to Rule 462(e) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.

Post-Effective Amendment No. 1 to Form S-3ASR (File No. 333-253462), originally filed with the SEC on February 18, 2022, which became effective upon filing with the SEC pursuant to Rule 462(e) promulgated under the Securities Act, registering up to an aggregate of $150,000,000 of shares of common stock of the Company, par value $0.001 per share, preferred stock of the Company, par value $0.001 per share, debt securities, warrants and units of the Company.

3.

Post-Effective Amendment No. 2 to Form S-3 (File No. 333-253462), originally filed with the SEC on February 18, 2022, which was not declared effective by the SEC and for which the Company filed a withdrawal request on February 23, 2023.

The Company made no sales and has terminated all offerings of its securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 23, 2023.

BRIGHTCOVE INC.

By:	/s/ Marc DeBevoise
Name: Marc DeBevoise
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Marc DeBevoise, Robert Noreck and David Plotkin, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marc DeBevoise Marc DeBevoise	Chief Executive Officer (Principal Executive Officer) and Director	February 23, 2023

/s/ Robert Noreck Robert Noreck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2023

/s/ Diane Hessan Diane Hessan	Chairman of the Board of Directors	February 23, 2023

/s/ Kristin Frank Kristin Frank	Director	February 23, 2023

/s/ Gary Haroian Gary Haroian	Director	February 23, 2023

/s/ Scott Kurnit Scott Kurnit	Director	February 23, 2023

/s/ Tsedal Neeley Tsedal Neeley	Director	February 23, 2023

/s/ Richta Ranjan Ritcha Ranjan	Director	February 23, 2023

/s/ Thomas E. Wheeler Thomas E. Wheeler	Director	February 23, 2023